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                                                                     Exhibit 3.1



                       Certificate of Trust of Caterpillar
                          Financial Asset Trust 1999-A



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                             CERTIFICATE OF TRUST OF
                    CATERPILLAR FINANCIAL ASSET TRUST 1999-A


    THIS Certificate of Trust of CATERPILLAR FINANCIAL ASSET TRUST 1999-A (the "Trust") is being duly executed and filed on behalf of the Trust by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. Code, Section 3801 et seq.).

    1. Name. The name of the business trust formed hereby is CATERPILLAR FINANCIAL ASSET TRUST 1999-A.

    2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are Chase Manhattan Bank Delaware, 1201 Market Street, Ninth Floor, Wilmington, Delaware 19801, Attention: Corporate Trustee Administration.

    3. Effective Date. This Certificate of Trust shall be effective upon filing.

    IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

                                    CHASE MANHATTAN BANK DELAWARE, not in its individual capacity but solely as Trustee



                                    By:    /s/ JOHN J. CASHIN
                                          Name:  John J. Cashin
                                          Title:   Vice President